Exhibit 8

List of CGG subsidiaries (March 31, 2014)

(Certain dormant or small subsidiaries of the Group have not been included in the list below)

French Companies	Head Office	% of interest
CGG Services SA	Massy, France	100.0
CGG Explo SARL	Massy, France	100.0
Geomar SAS	Paris, France	100.0
Sercel Holding SA	Carquefou, France	100.0
Sercel SA	Carquefou, France	100.0

Foreign Companies	Head Office	% of interest
CGG Holding B.V.	Amsterdam, The Netherlands	100.0
CGG Marine B.V.	Amsterdam, The Netherlands	100.0
CGG Data Management (Netherlands) B.V.	Montfoort, The Netherlands	100.0
CGG Jason (Netherlands) B.V.	Gravenhague, The Netherlands	100.0
De Regt Marine Cables B.V.	Leidschendam, The Netherlands	100.0
CGG Electromagnetics (Italy) Srl	Milan, Italy	100.0
CGG International SA	Geneva, Switzerland	100.0
CGG Data Services AG	Zug, Switzerland	100.0
CGG Geoscience GmbH	Zug, Switzerland	100.0
Wavefield Inseis AS	Bergen, Norway	100.0
CGG Marine Resources Norge AS	Høvik, Norway	100.0
CGG Geo Vessels AS	Bergen, Norway	100.0
CGG Marine (Norway) AS	Oslo, Norway	100.0
CGG Seismic Imaging (Norway)AS	Oslo, Norway	100.0
CGG Services (Norway) AS	Oslo, Norway	100.0
Profocus Systems AS	Fyllingsdalen, Norway	100.0
Robertson Geolab Nor AS	Trondheim, Norway	100.0
Exploration Vessel Resources AS	Bergen, Norway	100.0
Exploration Investment Resources II AS	Bergen, Norway	100.0
Exploration Vessel Resources II AS	Bergen, Norway	100.0
CGG Services (UK) Ltd.	Crawley, United Kingdom	100.0
CGG Data Management (UK) Limited	Conwy, United Kingdom	100.0
CGG Jason (UK) Limited	Wallingford, United Kingdom	100.0
CGG NPA Satellite Mapping Limited	Edenbridge, United Kingdom	100.0
CGG Seismic Imaging (UK) Limited	Swanley, United Kingdom	100.0
Robertson (UK) Limited	Llandudno, United Kingdom	100.0
Robertson Geospec International	Llandudno, United Kingdom	100.0
Veritas Caspian LLP	Almaty, Kazakhstan	50.0
CGG do Brasil Participaçoes Ltda	Rio do Janeiro, Brazil	100.0
Veritas do Brasil Ltda.	Rio do Janeiro, Brazil	100.0
LASA Prospeccoes S.A	Rio do Janeiro, Brazil	100.0
Geomag S.A.Prospeccoes Aerogeofisicas	Rio do Janeiro, Brazil	100.0
CGGVeritas Services de Mexico SA de CV	Mexico City, Mexico	100.0
CGG Geoscience de Mexico SA de CV	Mexico City, Mexico	100.0
Exgeo CA	Caracas, Venezuela	100.0
CGG Holding (U.S.) Inc	Delaware, United States	100.0
CGG Services (U.S.) Inc.	Delaware, United States	100.0

Foreign Companies	Head Office	% of interest
CGG Land (U.S.) Inc.	Delaware, United States	100.0
CGG Jason (U.S.) Inc.	Houston, United States	100.0
CGG Canada Services Ltd.	Calgary, Canada	100.0
Viking Maritime Inc.	Houston, United States	100.0
CGG Services (Canada) Inc.	Alberta, Canada	100.0
Hampson Russell Ltd.	Alberta, Canada	100.0
CGG Services (Australia) Pty. Ltd.	Perth, Australia	100.0
CGG Seismic Imaging (Australia) Pty Ltd.	Perth, Australia	100.0
CGG Marine (Australia) Pty Ltd.	Perth, Australia	100.0
CGG Jason (Australia) Pty Ltd.	Perth, Australia	100.0
CGG Ground Geophysics (Australia) Pty Ltd.	Perth, Australia	100.0
CGG Services India Private Ltd.	Navi Mumbai, India	100.0
CGG Technology Services (Beijing) Co. Ltd.	Beijing, China	100.0
CGG Geosciences Bejing Ltd	Beijing, China	100.0
CGG Services (Singapore) Pte Ltd	Singapore	100.0
Ardiseis FZCO	Dubai, United Arab Emirates	51.0
CGG Vostok	Moscow, Russia	100.0
CGG (Nigeria) Ltd.	Lagos, Nigeria	100.0
CGG Airborne Survey (Pty) Ltd	Johannesburg, South Africa	100.0
Sercel England Ltd.	Edimburgh, United Kingdom	100.0
Sercel-GRC	Houston, United States	100.0
Optoplan AS	Trondheim, Norway	100.0
Sercel Inc.	Houston, United States	100.0
Sercel Canada Ltd.	Fredericton, Canada	100.0
Sercel Australia Pty Ltd	Sydney, Australia	100.0
Xian Sercel Petroleum Exploration Instrument Co. Ltd.	Xian, China	51.0
Sercel Beijing Technological Services Co. Ltd.	Beijing, China	100.0
Sercel Singapore Pte Ltd.	Singapore	100.0
De Regt Germany Gmbh	Dortmund, Germany	100.0

Each of our subsidiaries listed above is organised in the country or U.S. state in which its head office is located, and each such subsidiary does business under its registered name.